United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 11, 2006
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MDU COMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-26053	84-1342898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60-D Commerce Way
Totowa, New Jersey 07512
(Address of principal executive offices including zip code)

(973) 237-9499
Registrant's telephone number, including area code:

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On September 11, 2006, MDU Communications International, Inc., and its wholly owned subsidiary MDU Communications (USA) Inc. (collectively, the “Company”), entered into a Loan and Security Agreement and ancillary Transaction Documents (collectively, the “Agreement”) with FCC, LLC, d/b/a First Capital and Full Circle Funding, LP (collectively, the “Lenders”) for a senior secured $20 million revolving five year credit facility to fund the Company’s subscriber growth. On September 12, 2006, the Company issued the attached press release announcing this financing in more detail.

Item 2.03    Creation of a Direct Financial Obligation

The Lenders to the above referenced Agreement have agreed to extend to the Company up to $20 million in a revolving credit facility for the continued growth and build out of the Company’s subscriber base. The credit facility has a term of five years with interest payable monthly only on the principal outstanding. The credit facility is specially tailored to the Company’s needs by being divided into four $5 million increments with the interest rate per increment declining as principal is drawn from each increment. The first $5 million increment carries an interest rate of prime rate plus 4.1%, the second $5 million at prime plus 3%, the third $5 million at prime plus 2%, and the final $5 million at prime plus 1%. The Company is under no obligation to draw any increment beyond the first $5 million nor is it obligated to draw an entire increment at one time.

The Agreement calls for an immediate closing fee of 3.5% on the first $5 million increment only, with closing and/or annual fees of 1% for the remaining three $5 million increments as they are drawn. Morgan Joseph & Co. Inc., who acted as advisor and placement agent, will also receive a success fee as the increments close.

The credit facility is secured by the assets of the Company. The amount that Company can draw from the credit facility is equal to the Company’s borrowing base which, in large part, is determined by future revenue and costs accruing from the Company’s access agreements. The borrowing base of the Company currently exceeds $20 million. The credit facility can be prepaid upon thirty days notice to Lenders with a penalty of 4% to 1% of the outstanding principal balance depending on the prepayment timing.

To access the credit facility above $10 million, the Company must be positive EBITDA and have 50,000 subscribers. To access the credit facility above $15 million, the Company must be positive EBITDA and have 55,000 subscribers.

The Agreement and the material other Transaction Documents are attached hereto as exhibits.

Item 3.02    Unregistered Sales of Equity Securities

In connection with the Agreement and credit facility, the Company issued to FCC, LLC, d/b/a First Capital a five year warrant to purchase 476,190 shares of the Company’s Common Stock at an exercise price of $0.82 per share and issued to Full Circle Funding, LP a five year warrant to purchase 476,191 shares of the Company’s Common Stock at an exercise price of $0.82 per share. The warrants contain customary registration rights. The warrants were issued pursuant to exemption from registration found in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended, as the Lenders are “accredited investors” as such term is defined in Rule 501 of said Regulation D.

Item 9.01    Financial Statements and Exhibits

The following exhibits are being filed pursuant to Item 601 of Regulations S-K and General Instruction B to this form:

Exhibit 10.1 - Loan and Security Agreement
Exhibit 10.2 - Guaranty of Corporation
Exhibit 10.3 - Stock Pledge Agreement
Exhibit 10.4 - Form of Warrant to Purchase Common Stock
Exhibit 10.5 - Form of Registration Rights Agreement
Exhibit 99.1 - Press Release dated September 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDU COMMUNICATIONS INTERNATIONAL, INC.

By:	/s/ Sheldon Nelson
Sheldon Nelson
Chief Executive Officer

Dated: September 15, 2006